UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 27, 2009
Cooper Tire & Rubber Company
(Exact name of registrant as specified in its charter)

Delaware	001-04329	34-4297750

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio	45840

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 419-423-1321
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 27, 2009, Cooper Tire & Rubber Company (the “Company”) announced that Philip G. Weaver will retire from his position as Vice President and Chief Financial Officer (Principal Financial Officer) of the Company, effective as of the earlier of December 31, 2009, or the naming by the Company of Mr. Weaver’s successor.
     In connection with his pending retirement, the Company and Mr. Weaver entered into an Employment Transition Agreement, dated May 27, 2009 (the “Agreement”). The Agreement supersedes in its entirety that certain Amended and Restated 2009 Employment Agreement between the Company and Mr. Weaver, dated December 22, 2008. Under the Agreement, Mr. Weaver shall remain as an employee of the Company through December 31, 2009; however, Mr. Weaver shall relinquish his position as Vice President and Chief Financial Officer (Principal Financial Officer) if his successor is named by the Company prior to December 31, 2009.
     Under the Agreement, Mr. Weaver will receive the following benefits upon his retirement from the Company on December 31, 2009:
•	a lump sum payment of $545,800 (less applicable tax withholding), no later than January 15, 2010;

•	a minimum of $204,000 of his potential Annual Incentive Plan (“AIP”) Bonus, which is 100% of the AIP Bonus Target and equal to 50% of Mr. Weaver’s base salary, up to a maximum of $408,000 or 200% of the AIP Bonus Target, upon achievement of the requisite performance criteria;

•	for purposes of calculating payment under the Long-Term Incentive Plan (“LTIP”), Mr. Weaver shall be considered to have remained an employee until December 31, 2009 (except in the event of Mr. Weaver’s death), and all payments thereunder shall be in accordance with LTIP terms and conditions;

•	a corporate automobile in accordance with the Company’s current vehicle program provisions until the earlier of December 31, 2011, or Mr. Weaver’s death; and

•	premiums for Mr. Weaver’s retiree medical insurance and Company provided life insurance plan until December 31, 2011.
     Mr. Weaver’s pension benefit under the Spectrum Retirement Plan and any nonqualified deferred compensation plan will be calculated based upon his retirement date of December 31, 2009, except in the case of Mr. Weaver’s death prior to such date. In addition, all of Mr. Weaver’s stock options, restricted stock units, and performance based stock units will continue to be governed by applicable plan documents, except for stock options granted on April 6, 2009, to purchase 72,000 shares of the Company’s common stock, one third of whose vesting shall be accelerated to December 31, 2009. All shares of stock representing restricted stock unit or performance stock unit distributions shall be made within 5 business days following the later of the final determination and approval of the related number of shares to be issued or the vesting date applicable to each pursuant to the terms of the applicable plans and Mr. Weaver’s elections thereunder.
     In consideration of the Company entering into the Agreement, Mr. Weaver has agreed to confidentiality provisions and a one-year non-compete period following retirement. In addition, in consideration of the receipt of certain benefits upon retirement, Mr. Weaver has agreed to enter into a general release agreement with the Company.
     A copy of the Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Agreement is qualified in its entirety by the full text of the exhibit.

Item 7.01 Regulation FD Disclosure.
     On May 28, 2009, Cooper Tire & Rubber Company (the “Company”) issued a press release announcing the retirement of Philip G. Weaver from his position as Vice President and Chief Financial Officer (Principal Financial Officer) of the Company, effective as of the earlier of December 31, 2009, or the naming by the Company of Mr. Weaver’s successor.
     Pursuant to General Instruction F of Form 8-K, a copy of the press release issued by the Company on May 28, 2009 (the “Press Release”) is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The information in this Item 7.01 of Form 8-K, as well as Exhibit 99.1, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

10.1	Employment Transition Agreement, dated May 27, 2009, by and between Cooper Tire & Rubber Company and Philip G. Weaver.

99.1*	Cooper Tire & Rubber Company’s Press Release issued May 28, 2009.

*	The Press Release is being “furnished” (not filed) under Item 7.01 of this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY
Date: May 28, 2009	By:	/s/ James E. Kline
		Name:	James E. Kline
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Employment Transition Agreement, dated May 27, 2009, by and between Cooper Tire & Rubber Company and Philip G. Weaver.

99.1*	Cooper Tire & Rubber Company’s Press Release issued May 28, 2009.

*	The Press Release is being “furnished” (not filed) under Item 7.01 of this Current Report on Form 8-K.